TORTOISE ENERGY INFRASTRUCTURE CORPORATION
(a Maryland Corporation)
2,750,000 Shares of Common Stock
Par Value $0.001 Per Share
UNDERWRITING AGREEMENT
January 21, 2010
UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
One Bryant Park
New York, New York 10036
as Representatives of the several Underwriters
named in Schedule A hereto
Ladies and Gentlemen:
     Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “FUND”), and the Fund’s investment adviser, Tortoise Capital Advisors, LLC, a Delaware limited liability company (the “ADVISER”), each confirms its agreement with UBS Securities LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “UNDERWRITERS”), for whom UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as Representatives (in such capacity, the “REPRESENTATIVES”), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of common stock, par value $0.001 per share, of the Fund (“COMMON SHARES”) set forth in Schedule A hereof (collectively, the “PRIMARY SHARES”), and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 412,500 additional Common Shares to cover over-allotments, if any (the “OPTION SHARES”). The Primary Shares and the Option Shares are collectively referred to as the “SHARES.”
     The Fund understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Fund has filed with the Securities and Exchange Commission (the “COMMISSION”) a registration statement on Form N-2 (File Nos. 333-146095 and 811-21462 ) which became effective on May 8, 2009 and a related preliminary prospectus supplement, covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 ACT”), and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 ACT”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “RULES AND REGULATIONS”). Promptly after execution and delivery of this Agreement, the Fund will prepare and file a post-effective amendment in accordance with Rule 462(d) and a prospectus supplement in accordance with the provisions of Rule 430A (“RULE 430A”) and paragraph (c) and/or (h) of Rule 497 (“RULE 497”) of the Rules and Regulations. The information included in any such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “RULE 430A INFORMATION.” Each prospectus used before such registration statement became effective, and any prospectus supplement that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “PRELIMINARY PROSPECTUS.” Such registration statement, including the amendments thereto, the exhibits and schedules thereto at the time it became effective and including the Rule 430A Information and any statement of additional information incorporated therein by reference, is herein called the “REGISTRATION STATEMENT.” Any registration statement filed pursuant to Rule 462(d) of the Rules and Regulations is herein referred to as the “RULE 462(D) REGISTRATION STATEMENT,” and the term “REGISTRATION STATEMENT” shall include any Rule 462(d) Registration Statement that shall have been filed. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the prospectus supplement filed pursuant to Rule 497 and the statement of additional information incorporated therein by reference, is herein called the “PROSPECTUS.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.
     Section 1. Representations and Warranties.
          (a) Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time (as defined below), as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:
          (i) Compliance With Registration Requirements. Each of the Registration Statement and any Rule 462(d) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(d) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement, any Rule 462(d) Registration Statement and any post-effective amendment thereto (filed before the Closing Time) became effective and at the Closing Time, as hereinafter defined (and, if any Option Shares are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(d) Registration Statement, the notification on Form N-8A and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of any Underwriter for use in the Registration Statement or Prospectus.
     As of the Applicable Time (as defined below), the Rule 482 Statement (as defined below) issued at or prior to the Applicable Time, if any, the Statutory Prospectus (as defined below), the Preliminary Prospectus and the information included on Schedule C hereto, all considered together (collectively, the “GENERAL DISCLOSURE PACKAGE”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 4:30 p.m. (Eastern time) on January 21, 2010 or such other time as agreed by the Fund and the Representatives.
     “Rule 482 Statement” means a document that contains the number of Shares issued, the offering price and other items dependent upon the offering price, prepared in accordance with the provisions of Rule 482 of the 1933 Act, a copy of which shall be attached as Schedule D hereto.

     “Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.
     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 of the Rules and Regulations, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     If a Rule 462(d) Registration Statement is required in connection with the offering and sale of the Shares, the Fund has complied or will comply with the requirements of Rule 111 of the Rules and Regulations relating to the payment of filing fees thereof.
     At the time of filing the Registration Statement, any 462(d) Registration Statement and any post-effective amendments thereto and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.
          (ii) Incorporation of Documents by Reference. The documents incorporated in the Registration Statement, the Prospectus, the Statutory Prospectus and the Preliminary Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 ACT”) and the rules and regulations of the Commission under the 1934 Act (the “1934 ACT REGULATIONS”), the 1940 Act and the Rules and Regulations and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Preliminary Prospectus was issued, (c) at the time the Prospectus was issued and (d) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (iii) Independent Accountants. The accountants who certified the statement of assets and liabilities included in the Registration Statement have confirmed to the Fund their status as independent public accountants as required by the 1933 Act and the Rules and Regulations, and the Fund and the Adviser have no reason to believe that they are not independent public accountants.
          (iv) Financial Statements. The statement of assets and liabilities included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, presents fairly in accordance with generally accepted accounting principles (“GAAP”) in all material respects the financial position of the Fund at the date indicated and has been prepared in conformity with GAAP. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of audited financial statements included in the Registration Statement.
          (v) Expense Summary. The information set forth in the Prospectus in the fee table contained in the section of the Prospectus entitled “Summary of Company Expenses” has been prepared in all material respects in accordance with the requirements of Form N-2, and interpretations thereunder, and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.
          (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (other than as a result of changes in market conditions generally) (a “MATERIAL ADVERSE EFFECT”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.
          (vii) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
          (viii) No Subsidiaries. The Fund has no subsidiaries.
          (ix) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a nondiversified, closed end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Fund’s knowledge, threatened by the Commission.
          (x) Officers and Directors. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “ADVISERS ACT”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “ADVISERS ACT RULES AND REGULATIONS”). Except as disclosed in the Registration Statement, the General

Disclosure Package and the Prospectus, to the Fund’s knowledge after due inquiry, no director of the Fund is an “Interested Person” (as defined in the 1940 Act) of the Fund or an “Affiliated Person” (as defined in the 1940 Act) of any Underwriter that serves as a Representative.
          (xi) Capitalization. The authorized, issued and outstanding capital stock of the Fund is as set forth in the General Disclosure Package and the Prospectus as of the date thereof. All issued and outstanding Common Shares, all issued and outstanding Mandatory Redeemable Preferred Shares, par value $10.00 per share (the “PREFERRED SHARES”), have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Shares or Preferred Shares of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.
          (xii) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Common Shares conform to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.
          (xiii) Absence of Defaults and Conflicts. The Fund is not (i) in violation of its charter or by-laws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, “AGREEMENTS AND INSTRUMENTS”) except, with respect to this clause (ii) for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Custody Agreement, the Stock Transfer Agency Agreement, the Administration Agreement and the Fund Accounting Agreement referred to in the Registration Statement (as used herein, individually the “Investment Advisory Agreement,” the “Custody Agreement,” the “Stock Transfer Agency Agreement,” the “Fund Administration Servicing Agreement,” and the “Fund Accounting Servicing Agreement,” respectively and collectively the “OFFERING AGREEMENTS”) and the consummation of the transactions contemplated in the Offering Agreements and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or

Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “REPAYMENT EVENT” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.
          (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Adviser, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
          (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.
          (xvi) Possession of Intellectual Property; Fund Name. The Fund owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “INTELLECTUAL PROPERTY”) necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein.
          (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of,

any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 ACT”), or under the rules of the New York Stock Exchange (“NYSE”) or of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or state securities laws.
          (xviii) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “GOVERNMENTAL LICENSES”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. The Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. The Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
          (xix) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Fund or the Adviser used in connection with the public offering of the Shares (collectively, “SALES MATERIAL”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the FINRA (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Fund by or on behalf of any Underwriter through you expressly for use therein), including any requirement to file any Rule 482 Statement.
          (xx) Subchapter M. The Fund has not made and will not make an election under Section 851(b) of the Internal Revenue Code of 1986, as amended (the “CODE”) (or any successor provisions thereto), to be treated as a regulated investment company for federal income tax purposes.
          (xxi) Distribution of Offering Materials. The Fund has not distributed and, prior to the later of (A) the Closing Time and (B) completion of the distribution of the Shares, will not distribute any offering material to the public in connection with the offering and sale of the Shares other than the Registration Statement, the Statutory Prospectus, the Rule 482 Statement, the General Disclosure Package and the Prospectus.

          (xxii) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations, the FINRA and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund has developed and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 of the 1940 Act) that are effective in ensuring that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is accumulated and communicated to the Fund’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.
          (xxiii) Absence of Undisclosed Payments. Neither the Fund nor, to the Fund’s knowledge, any employee or agent of the Fund, has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the General Disclosure Package and the Prospectus and which payment has not been so disclosed.
          (xxiv) Material Agreements. The Offering Agreements have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to this Agreement and the other Offering Agreements, each Offering Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.
          (xxv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

          (xxvi) NYSE Listing. The Shares have been duly authorized for listing, upon notice of issuance, on the NYSE, and the Fund’s registration statement on Form 8-A with respect to the Shares under the 1934 Act has become effective.
          (xxvii) Payment of Taxes. All United States federal income tax returns of the Fund required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The United States federal income tax returns of the Fund through the fiscal year ended November 30, 2008 have been filed and the United States federal income tax returns of the Fund for the fiscal year ended November 30, 2009 will be filed by August 15, 2010. To date, no assessments in connection therewith have been made against the Fund. The Fund has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Fund, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Fund in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. All material taxes which the Fund is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Fund.
          (xxviii) Insurance. The Fund carries on or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Fund has no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
          (xxix) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate, and the Fund has obtained written consent to the use of such data from such sources.
          (xxx) The Fund has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form requested by the Representatives, of those individuals set forth on Schedule E hereto.
          (b) Representations and Warranties by the Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof as follows:
          (i) Good Standing of the Adviser. The Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required except as would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business (an “ADVISER MATERIAL ADVERSE EFFECT”).
          (ii) Investment Adviser Status. The Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the 1940 Act, or the rules and regulations of the Commission under such acts, from acting under the Investment Advisory Agreement for the Fund as contemplated by the General Disclosure Package and the Prospectus.
          (iii) Description of Adviser. The description of the Adviser in the Registration Statement, the General Disclosure Package and the Prospectus (including any amendment or supplement thereto) complied and will comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (iv) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the General Disclosure Package, the Prospectus and in the Offering Agreements.
          (v) Authorization of Offering Agreements; Absence of Defaults and Conflicts. This Agreement and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Adviser, and (assuming the due authorization, execution and delivery of each other party thereto) each such Agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; and neither the execution and delivery of this Agreement or the Investment Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will violate the limited liability company operating agreement and other organizational documents of the Adviser, or conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which the Adviser is a party or by which it is bound, or (ii) to the Adviser’s knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement or the Investment Advisory Agreement, except as have been obtained or will be obtained prior to the Closing Time or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.
          (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not occurred any event which could reasonably be expected to have a material adverse effect on the ability of the Adviser to perform its respective obligations under this Agreement and the Investment Advisory Agreement.
          (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened against or affecting the Adviser or any “affiliated person” of the Adviser (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which could reasonably be expected to result in an Adviser Material Adverse Effect, or materially and adversely affect the ability of the Adviser to function as an investment adviser with respect to the Fund or perform its obligations under this Agreement or the Investment Advisory Agreement, or which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
          (viii) Absence of Violation or Default. The Adviser is not in violation of its limited liability company operating agreement or other organizational documents or in default under any agreement, indenture or instrument, except for such violations or defaults that have not and could not result in an Adviser Material Adverse Effect.
          (c) Officer’s Certificates. Any certificate signed by any officer of the Fund or the Adviser delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to each Underwriter as to the matters covered thereby.
     Section 2. Sale and Delivery To Underwriters; Closing.
          (a) Primary Shares. On the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions set forth herein, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of Primary Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Primary Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
          (b) Option Shares. In addition, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Fund hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 412,500 Common Shares in the aggregate at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Primary Shares but not payable on the Option Shares. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Primary Shares upon notice by the Representatives to the Fund setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “DATE OF DELIVERY”) shall be determined by the Representatives, but shall not be later than seven (7) full business days and no earlier than three (3) full business days after the exercise of said option (provided that such notice is delivered after the Closing Time), nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Primary Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Primary Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of a fractional number of Option Shares plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Primary Shares shall be made at the offices of Andrews Kurth LLP, 450 Lexington Avenue, 15th Floor, New York, New York 10017 or at such other place as shall be agreed upon by the Representatives and the Fund, at 10:00 a.m. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called “CLOSING TIME”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Fund, on each Date of Delivery as specified in the notice from the Representatives to the Fund.
          Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Primary Shares and the Option Shares, if any, which it has agreed to purchase. UBS Securities LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Primary Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
          (d) Registration. The Primary Shares and the Option Shares to be purchased hereunder shall be delivered to you at the Closing Time or the relevant Date of Delivery, as the case may be, through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefor in immediately available funds to the order of the Fund.
     Section 3. Covenants.
          (a) The Fund and Adviser covenant with each Underwriter as follows:
          (i) Compliance With Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 430C of the Rules and Regulations, as applicable, and will notify the Representatives as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (or any document incorporated by reference therein) or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Fund will promptly effect the necessary post-effective amendment and the filings required pursuant to Rule 497 of the Rules and Regulations and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.
          (ii) Filing of Amendments and Exchange Act Documents. The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(d)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such documents to which the Representatives or counsel for the Underwriters shall reasonably object. The Fund has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Fund will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object; provided, however that this covenant shall not apply to any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Shares is completed.
          (iii) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment (except any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Shares is completed) thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (iv) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (v) Continued Compliance With Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement conflicted with or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus, or such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at the subsequent time, not misleading, the Fund will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such conflict, untrue statement or omission.
     (vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the foregoing shall not apply to the extent that the Shares are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (vii) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”
     (ix) Listing. The Fund will use its best efforts to effect the listing of the Shares on the NYSE, subject to notice of issuance.
     (x) Restriction on Sale of Shares. During a period of 60 days from the date of the Prospectus, the Fund will not, without the prior written consent of the Representatives, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing, or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, or any securities convertible into or exercisable or exchangeable for Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder, or the Common Shares issued pursuant to any dividend reinvestment plan, or the filing of a shelf registration statement (provided, however, that any offer or sale of Common Stock under such shelf registration statement shall be subject to the terms of the foregoing sentence). At any time and without notice, the Representatives may, in their discretion, jointly release all or some of the securities from this restriction.
     (xi) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act, the Rules and Regulations and the 1934 Act Regulations, respectively.
     (xii) No Manipulation of Market for Shares. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein, in the General Disclosure Package or in the Prospectus, the Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares in violation of federal or state securities laws, and (b) until the Closing Time, or the Date of Delivery, if any, (i) except for issuances of Common Shares or purchases of Common Shares in the open market pursuant to the Fund’s dividend reinvestment plan, sell, bid for or purchase Common Shares or pay any person any compensation for soliciting purchases of the Common Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase Common Shares.
     (xiii) Rule 462(d) Registration Statement. If the Fund elects to rely upon Rule 462(d), the Fund shall file a Rule 462(d) Registration Statement with the Commission in compliance with Rule 462(d) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(d) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.
     (xiv) Sales Materials. The Fund represents and agrees that, unless it obtains the prior consent of the Representatives, it will not use any Sales Materials in connection with any public offering of any Shares.
     Section 4. Payment of Expenses.

          (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Fund’s counsel, accountants and other advisers, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Rule 482 Statement and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the FINRA of the terms of the sale of the Shares (which amount for FINRA review shall not exceed $5,000), (viii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (ix) the printing of any Sales Material and (x) the fees and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the third paragraph of Section 1(a)(i) hereof.
          (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Fund or the Adviser shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of their out of pocket expenses, including reasonable fees and disbursements of counsel for the Underwriters. If this Agreement is terminated for any reason other than by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Fund or the Adviser shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of their out of pocket expenses, including reasonable fees and disbursements of counsel for the Underwriters up to a maximum reimbursement of $70,000.
     Section 5. Conditions of Underwriters’ Obligations.
     The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser contained in Section 1 hereof and in certificates of any officer of the Fund or the Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:
          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(d) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the Fund’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).
          (b) Opinions of Counsel.
               (i) Opinion of Counsel for the Fund and the Adviser. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, from Husch Blackwell Sanders LLP, counsel for the Fund and Advisor, together with signed and reproduced copies of such letters for each of the other Underwriters, which opinions shall be substantially similar to those opinions delivered on December 14, 2009 (modified to take into account the offering of Common Shares instead of Preferred Shares), in connection with the placement of securities of the Fund which was made on such date, and to such further effect as counsel to the Underwriters may reasonably request. As to matters of Maryland law, Husch Blackwell Sanders LLP may rely on the opinion of Venable LLP.
               (ii) Opinion of Counsel for the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, from Andrews Kurth LLP, counsel for the Underwriters, together with signed and reproduced copies of such letters for each of the other Underwriters, which opinion shall be in form and substance satisfactory to the Representatives.
          (c) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections l(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Fund or the Adviser, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, contemplated by the Commission.
          (d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP (“E&Y”) a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

          (e) Bring-Down Comfort Letter. At Closing Time, the Representatives shall have received from E&Y a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three (3) business days prior to Closing Time.
          (f) Approval of Listing. At Closing Time, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.
          (g) Lock-Up Agreements. On or prior to the date hereof, the directors and officers of the Fund set forth on Schedule E shall have furnished to the Representatives Lock-Up Agreements in a form acceptable to the Representatives, and each such Lock-Up Agreement shall be in full force and effect on each of the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery).
          (h) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
               (i) Officers’ Certificates. Certificates, dated such Date of Delivery, of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Adviser confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.
               (ii) Opinions of Counsel.
               a) Opinions of Counsel for the Fund and the Adviser. The favorable opinions of Husch Blackwell Sanders LLP, counsel for the Fund and the Adviser, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof, including reliance by Husch Blackwell Sanders LLP on Venable LLP as to matters of Maryland law.
               b) Opinion of Counsel for the Underwriters. The favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.
               (iii) Bring-Down Comfort Letter. A letter from E&Y, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five (5) days prior to such Date of Delivery.
               (iv) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Fund’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Rules and Regulations) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          (i) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
          (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.
     Section 6. Indemnification.
          (a) Indemnification of Underwriters. The Fund and the Adviser agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:
               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and
               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto).
          (b) Indemnification of Fund, Adviser, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Adviser, their respective directors, each of the Fund’s officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).
          (c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Adviser also agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Sales Material in the form approved by the Fund, the Adviser and the Representatives for use by the Underwriters and securities firms to whom the Fund or the Adviser shall have disseminated materials in connection with the public offering of the Shares.

          (d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
          (f) Limitations on Indemnification. Any indemnification by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.
     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on such cover.
     The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, shall have the same rights to contribution as such Underwriter, and each director of the Fund and each director of the Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Adviser, respectively.

The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Primary Shares set forth opposite their respective names in Schedule A hereto and not joint.
     Any contribution by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.
     Section 8. Representations and Warranties To Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Adviser, and shall survive delivery of the Shares to the Underwriters.
     Section 9. Termination of Agreement.
          (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Common Shares of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or in The NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or Kansas authorities.
          (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.
     Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or any Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “DEFAULTED SHARES”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
          (a) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
          (b) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Fund to sell the Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Primary Shares or Option Shares, as the case may be, either the Representatives or the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and Merrill Lynch, Pierce, Fenner, & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention ECM Legal; and notices to the Fund or the Adviser shall be directed, as appropriate, to the office of the Adviser, 11550 Ash Street, Suite 300, Leawood, Kansas 66211, attention of Management Committee.
     Section 12. No Advisory or Fiduciary Relationship. The Fund acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund, or any of its stockholders, creditors or employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund on other matters) and no Underwriter has any obligation to the Fund with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund, and (e) the Underwriters have not provided legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund, the Adviser and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Adviser and their respective partners and successors, and said controlling persons and officers, directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     Section 14. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO CENTRAL STANDARD TIME.
     Section 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 16. Miscellaneous. UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Securities LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[SIGNATURE PAGES FOLLOW]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Adviser in accordance with its terms.

Very truly yours,

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:

Name:
Title:

TORTOISE CAPITAL ADVISORS, LLC

By:

Name:

Title:

UBS SECURITIES LLC

By:

Name:
Title:

By:

Name:
Title:

MERRILL LYNCH, PIERCE, FENNER, & SMITH INCORPORATED

By:

Name:
Title:

For themselves and as Representatives of the other several
Underwriters named in Schedule A hereto.

SCHEDULE A

Number of
Name of Underwriter	Primary Shares
UBS Securities LLC	841,775
Merrill Lynch, Pierce, Fenner & Smith Incorporated	841,775
Barclays Capital Inc.	312,675
Oppenheimer & Co. Inc.	312,675
RBC Capital Markets Corporation	312,675
Wunderlich Securities, Inc.	128,425

TOTAL	2,750,000

SCHEDULE B
Tortoise Energy Infrastructure Corporation
2,750,000 Common Shares
     1. The public offering price per share for the Shares, determined as provided in said Section 2, shall be $29.28.

SCHEDULE C
Price Per Share = $30.50

SCHEDULE D
Rule 482 Statement
None

SCHEDULE E
Directors and Officers Subject to Lock Up Agreements
Conrad S. Ciccotello
John R. Graham
Charles E. Heath
H. Kevin Birzer
Terry C. Matlack
David J. Schulte
Zachary A. Hamel
Kenneth P. Malvey